Diamond Hill
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                                Investments



FOR IMMEDIATE RELEASE:
       					Investor Contact:
       					James F. Laird
					Chief Financial Officer
					614-255-3353
					E-mail: (jlaird@diamond-hill.com)


DIAMOND HILL INVESTMENTS CEO FILES SCHEDULE 13D


	Columbus, Ohio - March 5, 2007 - Diamond Hill Investment Group, Inc. (NASDAQ:DHIL), today announced that CEO R. H. Dillon filed Schedule 13D indicating ownership of 141,364 shares of the company's common stock. Mr. Dillon is the largest shareholder of the company as his ownership represents 6.8% of the total shares outstanding. In February Mr. Dillon exercised the balance of his vested stock warrants which were granted upon his hiring in May 2000. As a result of this and previous transactions the company will take a tax deduction of $18.3 million but under generally accepted accounting principles there will be $0 expense in the financial statements.

The company's employees, officers and directors in total own 511,000 shares representing 24% of the 2,090,000 total shares outstanding. On a fully-diluted basis inside ownership totals 734,000 shares representing 31% of fully diluted shares outstanding of 2,361,000.

About Diamond Hill:
       Diamond Hill provides investment management services to institutions and financial intermediaries seeking to preserve and build wealth. The firm currently manages mutual funds, separate accounts and private investment funds. For more information on Diamond Hill, visit www.diamond-hill.com.

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	325 John H. McConnell Blvd, Suite 200, Columbus, Ohio 43215
			614-255-3333  fax 614-255-3363